UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2022

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2811 Ponce de Leon Blvd., PH1

Coral Gables, Florida 33134

(Address and zip code of principal executive offices)

(305) 894-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.005 par value	ACIW	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2022, ACI Worldwide, Inc. (the “Company”) announced that Odilon Almeida’s employment terminated as President & CEO of the Company. The termination is without “cause” and Mr. Almeida will be entitled to severance under his existing severance agreement, subject to Mr. Almeida’s execution and non-revocation of a customary release of claims in favor of the Company, as well as his compliance with certain customary confidentiality, non-competition and employee and customer non-solicitation restrictive covenants. The Company expects to enter into a transition services agreement with Mr. Almeida covering the remainder of November 2022.

Thomas Warsop, formerly the non-executive Chair of the Company’s Board of Directors (the “Board”), has been appointed as interim President & CEO of the Company until a permanent President & CEO is identified. Adalio Sanchez, a member of the Board since 2015, was selected as non-executive Chair of the Board. The Board will conduct a comprehensive search process to identify a permanent CEO with the assistance of an executive search firm.

Mr. Warsop, age 56, joined the Board in June 2015 and became non-executive Chair in June 2022. He has led various portfolio companies for several leading private equity firms since 2012, including One Call Care Management, York Risk Services Group and The Warranty Group. He served as Group President at Fiserv, Inc. (NASDAQ: FISV), a provider of technology solutions to the financial industry, from 2007 to 2012. He served in various capacities at Electronic Data Systems for 17 years, including President of its Business Process Outsourcing unit in Asia Pacific, Vice President in the United Kingdom and Vice President of Global Financial Services. He currently serves on the boards of One Call Care Management and Nation Safe Drivers.

For his role as interim President & CEO, Mr. Warsop will be paid $325,000 per month (prorated for November 2022). Mr. Warsop is also eligible for a $325,000 discretionary bonus based on to be agreed performance criteria. Mr. Warsop will not receive compensation for his role as a director while serving as interim President & CEO.

There is no arrangement or understanding between Mr. Warsop or Mr. Sanchez and any other person pursuant to which they were appointed to their positions.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, ACI Worldwide, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 8, 2022

ACI WORLDWIDE, INC.

By:	/s/ Dennis P. Byrnes
Name:	Dennis P. Byrnes
Title:	Executive Vice President and General Counsel